March 12, 1999

Securities and Exchange Commission
Washington DC 20549

We are aware of the incorporation by reference in Post-Effective Amendment No. 2 to Registration Statement No. 2-75618 on Form S-8 dated September 12, 1988, Post-Effective Amendment No. 3 to Registration Statement No. 2-70180 on Form S-8 dated April 8, 1983, Registration Statement No. 33-18565 on Form S-8 dated December 14, 1987, Registration Statement No. 333-13369 on Form S-8 dated October 3, 1996 and Registration Statement No. 333-45903 on Form S-8 dated February 10, 1998 of Volt Information Sciences, Inc. of our report dated March 2, 1999, relating to the unaudited condensed consolidated interim financial statements of Volt Information Sciences, Inc. which are included in its Form 10-Q for the quarter ended January 29, 1999.

Pursuant to Rule 436(c) of the Securities Act of 1933 our report is not part of the registration statement prepared or certified by accountants within the meaning of Section 7 or 11 of the Securities Act of 1933.

                                                               Ernst & Young LLP

New York, New York

                                  Exhibit 15.01